Exhibit 10(d)23

Third Amendment To

Decommissioning Trust Agreement

This THIRD AMENDMENT TO DECOMMISSIONING TRUST AGREEMENT ("Third Amendment") made effective as of the 5th day of March, 1998 by and between Entergy Gulf States, Inc. (the "Company"), and Mellon Bank, N.A. (the "Successor Trustee").

WHEREAS, on March IS, 1989, the Company and Morgan Guaranty Trust Company of New York (the "Trustee") entered into a Decommissioning Trust Agreement (the "Trust Agreement"), which provided for the establishment and maintenance of a nuclear decommissioning reserve fund (the "Trust Fund") to hold and invest revenues collected by the company for the decommissioning of Unit No.1 of the River Bend Steam Electric Generating Station; and

WHEREAS, as of April 8, 1992, in connection with the promulgation of certain rules by the Public Utility Commission of Texas applicable to the investment or reinvestment of funds held under the Trust Agreement, the Company and the Trustee entered into Amendment No.1 to Decommissioning Trust Agreement (the "First Amendment") adding Section 2.11, "Additional Regulatory Requirements," to the Trust Agreement; and

WHEREAS, as of November 1, 1995, in connection with the appointment of Mellon Bank, N.A. as Successor Trustee, the Company and the Successor Trustee entered into the Second Amendment to Decommissioning Trust Agreement (the "Second Amendment"); and

WHEREAS, Section 2.08 of the Trust Agreement authorizes the Company with the consent of the Trustee to make amendments to the Trust Agreement from time to time to effectuate the purposes of the Trust Agreement and to comply with any order or requirement of a regulatory authority having jurisdiction over the Company's nuclear decommissioning reserve funds; and

WHEREAS, the Public Utility Commission of Texas has promulgated certain additional rules which, among other things, require that the Trust Agreement be further amended to expressly provide that the Trust Agreement will comply with all applicable requirements of the Nuclear Regulatory Commission.

NOW THEREFORE, the Company and Successor Trustee agree as follows:

1. Section 2.11 of the Trust Agreement, as heretofore amended by the First Amendment and the Second Amendment, is further amended and restated, as of the Effective Date, to read in its entirety as follows:

2.11 Additional Regulatory Requirements. (a) If and to the extent the Trustee or an Investment Manager is responsible for investment of assets comprising a part of this Trust, then the Trustee or the Investment Manager, as appropriate, shall have a continuing duty to review the portfolio of investments of those assets for compliance with the terms of this Agreement and the written investment guidelines furnished to the Trustee or the Investment Manager by the Company.

(b) The Trustee shall not lend funds from the Trust to itself, its officers or directors.

(c) Neither the Trustee nor any Investment Manager shall invest or reinvest funds held under the Trust in instruments issued by the Trustee or the Investment Manager, respectively, except for time deposits, demand deposits or money market accounts of the Trustee or the Investment Manager, as appropriate, and then only if permitted by written investment guidelines furnished by the Company.

(d) The assets held under this Trust shall be invested with a goal of earning a reasonable return commensurate with the need to preserve the value of the assets of the Trust. Subject to the provision of the Internal Revenue Code of 1986, as amended, regarding Qualified Subaccounts, the Company agrees to provide the Trustee and any Investment Manager with written investment guidelines directing the Trustee and any Investment Manager to invest the assets of the Trust in accordance with the governing regulations promulgated from time to time by any applicable regulatory authority.

(e) The Agreement shall comply with all applicable requirements of the Nuclear Regulatory Commission.

2. Except as otherwise expressly modified herein, the Trust Agreement, as previously amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first above written.

ENTERGY GULF STATES, INC.

By: /s/ S. G. Cunningham
Title: Vice President - Entergy Gulf States, Inc.
 Date: February 26, 1998

MELLON BANK, N.A.

By: /s/ Richard J. Thomas
 Title:  First Vice President
 Date: March 2, 1998

STATE OF LOUISIANA

PARISH OF ORLEANS

Personally came and appeared before me, the undersigned authority, in and for the jurisdiction aforesaid, Shelton G. Cunningham, Jr., who acknowledged to me that he is Vice President of Entergy Gulf States, Inc., and that he signed and delivered the foregoing instrument on the day and year therein mentioned as the act and deed of said corporation, having been duly authorized to do so.

Given under my hand and seal of office on this the 26th day of February, 1998.

________________________________
NOTARY PUBLIC

My Commission is issued for life.

COMMONWEALTH OF PENNSYLVANIA

COUNTY OF ALLEGHENY

Personally came and appeared before me, the undersigned authority, in and for the jurisdiction aforesaid, Richard J. Thomas, who acknowledged to me that he is First Vice President of Mellon Bank, N.A. and that he signed and delivered the foregoing instrument on the day and year therein mentioned as the act and deed of said corporation, having been duly authorized to do so.

Given under my hand and seal of office on this the 2nd day of March, 1998.

/s/ Denise A. Fuhrer
NOTARY PUBLIC

My Commission Expires: December 3, 1998